Exhibit 11

                                     RALSTON PURINA GROUP
                              COMPUTATION OF EARNINGS PER SHARE
                            (In millions, except per share data)

                                               Six Months Ended
                                                Mar 31,     Mar 31,
                                                 1995        1994
EARNINGS PER COMMON SHARE OUTSTANDING          -----------  ---------

Earnings before extraordinary item               $160.3      $206.7
Dividend on Series A ESOP convertible
   preferred stock, net of tax                     (8.7)       (9.6)
                                                ---------    ---------
                                                  151.6       197.1
Extraordinary item                                             (7.9)
                                                ---------    ---------
Net Earnings                                     $151.6      $189.2
                                                =========    =========

Weighted average shares-primary
   earnings per share calculation                 100.0 *     100.9
                                                =========    =========

Earnings per common share outstanding:
Earnings before extraordinary item                $1.52        $1.96
Extraordinary item                                             (0.08)
                                                ---------    ---------
Net earnings                                      $1.52        $1.88
                                                =========    =========

EARNINGS PER SHARE ASSUMING FULL DILUTION

Earnings before extraordinary item                $160.3      $206.7
Adjustments to earnings to reflect assumed
   ESOP preferred stock conversion                 (2.0)        (2.8)
                                                ---------    ---------
                                                  158.3        203.9
Extraordinary item                                              (7.9)
Net earnings for fully diluted                 ---------    ---------
   earnings per share calculation                $158.3       $196.0
                                               =========    =========

Weighted average number of shares outstanding     100.0        100.9
Convertible preferred stock                         9.4          9.4
Dilutive effect of stock options                    0.9          0.3
Shares issuable on conversion of debentures
Dilutive effect of deferred compensation awards     0.2          0.1
Weighted average shares-fully diluted          ---------    ---------
   earnings per share calculation                 110.5        110.7
                                               =========     =========

Earnings per share assuming full dilution:
Earnings before extraordinary item                $1.43         $1.84
Extraordinary item                                              (0.07)
                                               ---------      ---------
Net earnings                                      $1.43         $1.77
                                               =========      =========

Excludes 4.1 shares held in Grantor Trust


Exhibit 11

                                     CONTINENTAL BAKING GROUP
                                 COMPUTATION OF EARNINGS PER SHARE
                               (In millions, except per share data)

                                                  26 Weeks      26 Weeks
                                                    Ended        Ended
                                                Mar 25, 1995  Mar 26, 1994
LOSS PER COMMON SHARE OUTSTANDING               ------------ ------------
Loss before extraordinary item                   ($14.9)       ($3.2)
Dividend on Series A ESOP convertible
   preferred stock, net of tax                     (0.9)        (0.9)
                                                   ---------  -----------
                                                  (15.8)        (4.1)
Extraordinary item                                              (1.6)
                                                  ---------    ---------
Net loss                                         ($15.8)       ($5.7)
                                                 =========     =========

Weighted average shares outstanding                20.6         20.5
Shares issuable with respect to RPG Group's
   retained interest in the CBG Group              16.7         16.8
Weighted average shares-primary                   ---------    ---------
   earnings per share calculation                  37.3         37.3
                                                  =========    =========
Loss per common share outstanding:
Loss before extraordinary item                    ($0.42)      ($0.11)
Extraordinary item                                              (0.04)
                                                  ---------    ---------
Net loss                                          ($0.42)      ($0.15)
                                                 =========    =========

LOSS PER SHARE ASSUMING FULL DILUTION
Loss before extraordinary item                   ($14.9)       ($3.2)
Adjustments to loss to reflect assumed
  ESOP preferred stock conversion                  (1.4)        (1.5)
                                                ---------    ---------
                                                  (16.3)        (4.7)
Extraordinary item                                              (1.6)
Net loss for fully diluted                      ---------    ---------
   earnings per share calculation                ($16.3)       ($6.3)
                                                =========    =========

Weighted average number of shares outstanding      20.6         20.5
Shares issuable with respect to RPG's retained
   interest in the CBG Group                       16.7         16.8
Convertible preferred stock                         3.8          6.4
Dilutive effect of stock options
Shares issuable on conversion of debentures
Dilutive effect of deferred compensation awards     0.1
Weighted average shares-fully diluted          ---------    ---------
   earnings per share calculation                  41.2         43.7
                                               =========    =========
Loss per share assuming full dilution:
Loss before extraordinary item                   ($0.40)       ($0.11)
Extraordinary item                                              (0.04)
                                               ---------     ---------
Net loss                                         ($0.40)*      ($0.15)*
                                               =========     =========

[FN]

*  Due to anti-dilution as computed above for the 26 weeks ended
March 25, 1995 and March 26, 1994, fully diluted loss per share reported on the statement of earnings is revised to exclude anti-dilutive securities from the computation.